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                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Date: May 9, 2005


                      SMITH BARNEY FUND MANAGEMENT LLC


                      By: /s/ Thomas C. Mandia
                         --------------------------------------------
                         Name:  Thomas C. Mandia
                         Title:  Secretary




                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title:  Assistant Secretary




                       CITIGROUP INC.



                      By: /s/ Serena D. Moe
                         --------------------------------------------
                         Name:  Serena D. Moe
                         Title:  Assistant Secretary